INVESTMENT DISTRIBUTORS, INC.

2801 Highway 280 South • Birmingham, AL • 35223 • (205) 268-1000

April 14, 2003

VIA EDGARLINK

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Registration Statement on Form S-1 for
Modified Guaranteed Annuity Contracts
Issued by Protective Life Insurance Company

Commissioners:

        Pursuant to Rule 461 under the Securities Act of 1933, Investment Distributors, Inc., as principal underwriter, hereby joins in a request by the above captioned Registrant that the effective date of the above-captioned registration statement filed on Form S-1 be accelerated to May 1, 2003, or as soon thereafter as is reasonably practicable.

                      Investment Distributors, Inc.

                      By:   /s/ CAROLYN KING

                      Name:  Carolyn King

                      Title:  President and Chief Executive Officer

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